UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Delaware	0-14533	52-1322906
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Registrant”), owns a 100% interest in ORP Three, L.L.C., a Maryland limited liability company (the “Partnership”). The Partnership owns Raven Hill Apartments (“Raven Hill”), a 304-unit apartment complex located in Burnsville, Minnesota.  On June 30, 2008, the Partnership refinanced the mortgage debt encumbering Raven Hill.  The refinancing resulted in the replacement of the existing mortgage debt, which at the time of refinancing had a principal balance outstanding of approximately $10,043,000, with a new mortgage loan in the principal amount of $14,225,000. The new mortgage loan bears interest at 5.75% per annum and requires monthly payments of interest only of approximately $68,000 beginning on August 1, 2008 through June 30, 2010.  From July 1, 2010 through the maturity date of July 1, 2015, the new mortgage loan requires monthly payments of principal and interest with the interest rate being equal to the prime rate in effect 90 days prior to July 1, 2010 plus 2.50%, with a minimum interest rate of 5.75% and a maximum interest rate of 16.00%.  The interest rate will reset annually.  If the Partnership meets certain criteria, the Partnership will have the option to fix the interest rate for the period from July 1, 2010 through the maturity date of July 1, 2015 to the weekly average yield for Five Year United States Treasury Notes as of 90 days prior to July 1, 2010 plus 275 basis points (the “Adjusted Fixed Rate”).  The new mortgage loan will have a balloon payment due at maturity.  The Partnership may prepay the mortgage loan without penalty with 30 days written notice to the lender.  If the Partnership elects the Adjusted Fixed Rate option, the Partnership may prepay the mortgage loan at any time with 30 days written notice to the lender, subject to a prepayment penalty.

In accordance with the terms of the loan agreement relating to the new mortgage, the payment of the mortgage may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement, occurs. Events of Default include nonpayment of monthly interest and nonpayment of amounts outstanding on or before the maturity date.

The foregoing description is qualified in its entirety by reference to the First Mortgage Note and First Mortgage and Security Agreement, copies of which are filed as exhibits 10.15 and 10.16 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transaction will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.15

First Mortgage Note dated June 30, 2008, between ORP Three, L.L.C., a Maryland limited liability company, and New York Community Bank, a New York state chartered banking institution.*

10.16

First Mortgage and Security Agreement dated June 30, 2008, between ORP Three, L.L.C., a Maryland limited liability company, and New York Community Bank, a New York state chartered banking institution.*

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: July 3, 2008